Exhibit 10.4

FORM OF Seller LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among Pioneer Acquisition I Corp., a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), Green AI Cloud, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule I hereto (such Persons, together with any Person who hereafter becomes a party to this Agreement pursuant to Section 2 of this Agreement, the “Sellers” and each, a “Seller”). For purposes of this Agreement, the Sellers are the holders of equity securities of the Company and any transferee who becomes a party pursuant to Section 2. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

WHEREAS, the Purchaser, the Company and Pioneer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Purchaser (“Merger Sub”) are parties to that certain Business Combination Agreement, dated as of October 6, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Purchaser, Merger Sub, and the Company, pursuant to which the Purchaser, Merger Sub and the Company will consummate the Domestication and the Merger (the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement, the holders of Company Common Stock immediately prior to the Effective Time (the “Company Shareholders”) are entitled to receive the Aggregate Consideration, which shall be issued to the Company Shareholders pro rata in accordance with their respective holdings of Company Common Stock immediately prior to the Effective Time, and, in addition to the Aggregate Consideration, the Earn-Out Shares, which shall be issued to the Company Shareholders pro rata in accordance with their respective holdings of Company Common Stock immediately prior to the Effective Time, subject to the vesting and forfeiture provisions of Section 2.06 of the Business Combination Agreement;

WHEREAS, following the consummation of the Merger, each Seller owns or is entitled to receive Lock-Up Shares; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

1. Transfer Restrictions. Subject to the exceptions set forth herein, each Seller agrees not to, without the prior written consent of the board of directors of the Purchaser, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, (a) any shares of common stock, par value $0.0001 per share, of the Purchaser following the Domestication (the “Domesticated Purchaser Common Stock”) issued to or received by such Seller in connection with the Merger or transferred to such Seller pursuant to Section 2 of this Agreement, (b) any Earn-Out Shares issued or issuable to such Seller pursuant to Section 2.06 of the Business Combination Agreement, or (c) any securities convertible into, or exercisable, redeemable or exchangeable for, Domesticated Purchaser Common Stock held by such Seller immediately following the Effective Time, issued to or received by such Seller in connection with the Merger or transferred to such Seller pursuant to Section 2 of this Agreement (including any Domesticated Purchaser Warrants issued upon conversion of Cayman Purchaser Warrants) (the shares and securities specified in clauses (a)-(c), collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) prior to the date that is six (6) months following the consummation of the Merger (the “Lock-Up Period”). Notwithstanding the foregoing, any Transfer of Earn-Out Shares prior to vesting shall be subject to Section 2.06(h) of the Business Combination Agreement.

2. Permitted Transfers. The restrictions set forth in Section 1 shall not apply to:

(i) Transfers of any securities other than (a) the Lock-Up Shares and (b) any other equity security of the Purchaser issued or issuable with respect to the Lock-Up Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

(ii) In the case of an individual, Transfers to any Affiliates or members of the immediate family of the Seller;

(iii) Transfers to any investment funds or vehicles controlled or managed by the Seller or any of its Affiliates;

(iv) Transfers by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under clause (ii) of this Section 2, or to a charitable organization;

(v) In the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(vi) In the case of an individual, Transfers pursuant to a qualified domestic relations order;

(vii) In the case of an individual, Transfers to a partnership, limited liability company or other entity of which the Seller and/or any Affiliates or members of the immediate family of the Seller are the legal and beneficial owners of all of the outstanding equity securities or similar interests;

(viii) Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under clause (ii) of this Section 2;

(ix) Transfers in connection with any legal, regulatory or other Order;

(x) In the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(xi) In the case of an entity, Transfers as part of a distribution to members, partners, shareholders or equityholders of the Seller;

(xii) In the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(xiii) The exercise of warrants to purchase shares of Domesticated Purchaser Common Stock and any related Transfer of shares of Domesticated Purchaser Common Stock in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such warrants or (y) for the purpose of paying the exercise price of such warrants or for paying taxes due as a result of the exercise of such warrants, it being understood that all shares of Domesticated Purchaser Common Stock received upon such exercise or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(xiv) Transfers to the Purchaser pursuant to any contractual arrangement in effect upon the consummation of the Business Combination that provides for the repurchase by the Purchaser or forfeiture of Domesticated Purchaser Common Stock or other securities convertible into, or exercisable, redeemable or exchangeable for, Domesticated Purchaser Common Stock in connection with the termination of the Seller’s service to the Purchaser, the Company or any of their respective Affiliates;

(xv) The entry, by the Seller, at any time after the consummation of the Merger, of any trading plan providing for the sale of shares of Domesticated Purchaser Common Stock by the Seller, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Domesticated Purchaser Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(xvi) Transfers in the event of the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Purchaser’s equityholders having the right to exchange their shares of Domesticated Purchaser Common Stock for cash, securities or other property.

provided, however, that, in the case of clauses (ii) through (xi) of this Section 2, as a prerequisite to such Transfer, such transferee(s) must enter into a joinder to this Agreement, substantially in the form of Exhibit A hereto, in order to become a “Seller” for purposes of this Agreement. For purposes of this Section 2, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the Seller, and lineal descendant (including by adoption) of the Seller or of any of the foregoing persons.

3. Termination. This Agreement shall terminate upon the earlier of (i) the expiration of the Lock-Up Period, (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the date hereof that results in all of the holders of Domesticated Purchaser Common Stock having the right to exchange their shares of Domesticated Purchaser Common Stock for cash, securities or other property and (iii) the liquidation of the Purchaser.

4. Prohibited Transfers. In furtherance of the foregoing, the Purchaser and any duly appointed transfer agent for the registration or transfer of the Lock-Up Shares are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement.

5. Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company and the Sellers holding a majority of the aggregate number of shares of Domesticated Purchaser Common Stock then held by all Sellers as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement.

6. Entire Agreement. This Agreement and the documents or instruments referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the documents or instruments referred to herein, which collectively supersede all prior agreements and understandings among the parties hereto with respect to the subject matter contained herein.

7. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties hereto, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

8. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

9. Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or the inconvenience of forum, (iii) agrees that all claims in respect of such Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 9.

10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Counterparts. This Agreement (and any joinder to this Agreement) may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

13. Liability. The liability of any Seller hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Seller be liable for any other Seller’s breach of such other Seller’s obligations under this Agreement.

14. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with evidence of transmission, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following address (or at such other address for a party as shall be specified by like notice):

If to the Purchaser:

Pioneer Acquisition I Corp.
131 Concord Street
Brooklyn, NY 11201
Attn: Mitchell Creem
Email: Creem@pioneeracquisition.com

with a copy (which will not constitute notice) to:

Winston Taylor LLP
800 Capitol Street, Suite 2400
Houston, TX 77002
Attn: Michael J. Blankenship
Email: mike.blankenship@winstontaylor.com

if to the Company:

Hyper Green AI Cloud AB,
Grev Turegatan 30, 114 21 Stockholm, Sweden
Attn: Jacob Bostrom
Email: jacob.bostrom@greenai.cloud

and if to any Seller, to the address or email address set forth on the applicable signature page or Schedule I hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:

PIONEER ACQUISITION I CORP.

By:
Name:	Mitchell Creem
Title:	Chief Executive Officer

GREEN AI CLOUD, INC.

By:
Name:	Jacob Bostrom
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Sellers:

[●]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

[●], 2026

Reference is made to the Lock-Up Agreement, dated as of [●], by and among Pioneer Acquisition I Corp., a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), Green AI Cloud, Inc., a Delaware corporation (the “Company”), and the Sellers (as defined therein) from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of the Purchaser, the Company and the undersigned transferee of Lock-Up Shares (the “New Seller”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The New Seller hereby agrees to become, and does become, a party to the Lock-Up Agreement as a Seller. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below, the New Seller is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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Exh. A-1

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

Company:

PIONEER ACQUISITION I CORP.

By:
Name:	Mitchell Creem
Title:	Chief Executive Officer

GREEN AI CLOUD, INC.

By:
Name:	Jacob Bostrom
Title:	Chief Executive Officer

New Seller:

[●]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Exh. A-2